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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Pinnacle Micro, Inc.



We hereby consent to the incorporation by reference in the Registration Statement (No. 33-65872) on Form S-8 of our report dated February 14, 1997, relating to the financial statements and financial statement schedule of Pinnacle Micro, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 28, 1996.





                                    BDO Seidman, LLP


Costa Mesa, California
March 31, 1997


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